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                                                                     EXHIBIT 5.1


Bartlit Beck Herman Palenchar & Scott
A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                                      DENVER OFFICE

                                                      1899 WYNKOOP STREET
                                                      DENVER, CO  80202
                                                      TELEPHONE:  (303) 592-3100
                                                      FACSIMILE:  (303) 592-3140

                                                      CHICAGO OFFICE

                                                      COURTHOUSE PLACE
                                                      54 WEST HUBBARD STREET
                                                      CHICAGO, IL  60610
                                                      TELEPHONE:  (312) 494-4400
                                                      FACSIMILE:  (312) 494-4440


                                December 6, 2000

Gaiam, Inc.
360 Interlocken Blvd., Suite 300
Broomfield, Colorado 80021

          Re:  Gaiam, Inc. Registration Statement on Form S-4 (No. 333-50560)
               --------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Gaiam, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") on November 22, 2000, as amended, covering the registration of 481,424 shares of the Company's Class A common stock, $0.0001 par value per share (the "Shares"), to be issued pursuant to the provisions of the Merger Agreement between the Company and Real Goods Trading Corporation dated October 13, 2000 (the "Merger Agreement").

     In connection with this opinion, we have examined and relied upon the Registration Statement and the related Proxy Statement/Prospectus, the Merger Agreement, the Company's Articles of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
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     Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued in accordance with the Merger Agreement, the Registration Statement and the applicable related Proxy Statement/Prospectuses, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Proxy Statement/Prospectus.


                                    Very truly yours,



                                    /s/ Bartlit Beck Herman Palenchar & Scott